Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Form S-1/A of MediaMorph, Inc. of our report dated February 19, 2008 on our audits of MediaMorph, Inc.’s financial statements as of October 31, 2007 and for the period from April 10, 2007 (inception) to October 31, 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Holtz Rubenstein Reminick LLP
New York, New York May 27, 2008